UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2021

INMED PHARMACEUTICALS INC.

(Exact Name of Company as Specified in Charter)

British Columbia	001-39685	98-1428279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InMed Pharmaceuticals Inc. Suite 310 - 815 W. Hastings Street, Vancouver, B.C. Canada	V6C 1B4
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (604) 669-7207

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	INM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(f)	Disclosure of Bonus Omitted From Summary Compensation Table of Registration Statement

As disclosed under the Summary Compensation Table in InMed Pharmaceuticals Inc.’s (the “Company’s”) registration statement on Form S-1, as amended, filed on October 8, 2020 and effective with the Securities Exchange Commission on November 12, 2020 (the “Registration Statement”), certain compensation of Eric A. Adams, the Company’s Chief Executive Officer and President, Bruce Colwill, the Company’s Chief Financial Officer and Secretary, and Alexandra Mancini, our Senior Vice President, Clinical and Regulatory Affairs (together, the Company’s “NEOs”) for the fiscal year ended June 30, 2020 could not be calculated as of the date of the filing of the Registration Statement, as such compensation had not yet been determined by the Company’s Compensation Committee. The Registration Statement mistakenly stated that the amounts unable to be determined at the time of filing were non-equity incentive plan compensation, but should have indicated that such undetermined amounts were bonus awards.

Subsequently, on November 30, 2020, the NEOs were awarded bonuses as follows: Mr. Adams received $67,505, Mr. Colwill received $42,580 and Ms. Mancini received $38,284. This award reflected 50% of the NEOs potential bonus. In addition, on February 26, 2021, following the completion of the Company’s private placement on February 12, 2021, the NEOs received additional bonus amounts, equal to the November 30, 2020 awards, as follows: Mr. Adams received $67,505, Mr. Colwill received $42,580 and Ms. Mancini received $38,284.

The NEOs are compensated in Canadian dollars and the amounts they received were converted using the Bank of Canada average daily rate of exchange for the year ended June 30, 2020 of U.S.$1.00 = C$ 1.3426 or C$1.00 = U.S.$0.7448.

Pursuant to Item 5.02(f) of Regulation 8-K, such bonus awards are set forth below, together with the other compensation previously reported and the new total compensation amounts for Mr. Adams, Mr. Colwill and Ms. Mancini for the fiscal year ended June 30, 2020. This table and footnotes supersede the Summary Compensation Table and footnotes set forth in the Registration Statement in their entirety.

2020 Summary Compensation Table

Name and principal position	Fiscal year	Salary & Consulting ($)	Bonus ($)	Share-based awards ($)	Option-based awards [1] ($)	Total compensation ($)
Eric A. Adams	2020	287,257	136,500	-	313,656	737,413
President and CEO	2019	287,128	94,148	-	721,322	1,102,598

Bruce Colwill [2]	2020	202,762	85,830	-	81,636	370,228
Chief Financial Officer	2019	-	-	-	-	-

Alexandra Mancini	2020	230,133	78,058	-	109,651	417,842
Sr. Vice President, Clinical & Regulatory Affairs	2019	198,269	58,774	-	174,648	431,691

1	The amounts reported represent the aggregate grant date fair value of the stock options awarded to the non-employee directors in the fiscal year 2020, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in note 7 of our consolidated financial statements included elsewhere in this prospectus. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received upon the exercise of the stock options or any sale of the underlying common shares.

2	Bruce Colwill was appointed Chief Financial Officer on August 9, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMED PHARMACEUTICALS INC.

Date: March 2, 2021	By:	/s/ Bruce Colwill
Bruce Colwill
Chief Financial Officer

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